Exhibit 10(g)

AMENDMENT TO THE

EXECUTIVE INCENTIVE PLAN (2005)

DEFERRED COMPENSATION PROGRAM

WHEREAS, the Union Pacific Corporation (the “Company’) sponsors the Executive Incentive Compensation Plan (2005) Deferred Compensation Program (the “Plan”); and

WHEREAS, the Plan provides that it may be amended by the Senior Vice President-Human Resources of the Union Pacific Corporation (the “Senior Vice President”) to any extent she deems advisable; and

WHEREAS, the Board of Directors of the Company, in a Resolution dated November 18, 2004, authorized the Senior Vice President to make any amendments to any nonqualified compensation or retirement plan as may be necessary or appropriate in response to the American Jobs Creation Act of 2004 (the “Act”); and

WHEREAS, it is desired to make certain amendments to the Plan to comply with the Act.

NOW, THEREFORE, I, Barbara W. Schaefer, Senior Vice President-Human Resources, do hereby amend the Plan effective January 1, 2005, to provide as follows with respect to deferral elections and the revocation thereof for bonus awards for services performed in 2005:

“An eligible employee under the Plan may elect to defer all or a portion of his bonus award under the Plan, if any, for services performed in 2005 (“2005 Award”) by filing a deferral election in accordance with such procedures as are established by the Assistant Vice President Compensation and Diversity of Union Pacific Corporation, provided that such election shall be made no later than June 30, 2005. An eligible employee may revoke a deferral election of a 2005 Award by filing a revocation in accordance with such procedures as are established by the Assistant Vice President Compensation and Diversity of Union Pacific Corporation, provided that such revocation shall be made no later than December 31, 2005. Such revocation shall be effective as of January 1, 2005, and if the eligible employee otherwise satisfies the Plan requirements to receive the 2005 Award, the 2005 Award shall be paid to him in a single sum at the time prescribed under the terms of the Plan.”

IN WITNESS WHEREOF, I, Barbara W. Schaefer, Senior Vice President-Human Resources, have hereunto set my hand and caused these presents to be executed this 21st day December, 2005.

/s/ Barbara W. Schaefer
Barbara W. Schaefer
Senior Vice President-Human Resources
Union Pacific Corporation